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                                                                     Exhibit 1.1

                                956,500 Shares

                               COSTAR GROUP, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             -----------------------
                                                                 August 10, 2000


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

         Dear Sirs:

         Certain stockholders of CoStar Group, Inc., a Delaware corporation (the "COMPANY"), named in Schedule I hereto (the "SELLING STOCKHOLDERS") severally propose to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation (the "UNDERWRITER"), an aggregate of 956,500 shares of the common stock, $.01 par value, of the Company (the "SHARES"), each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto.

         The Selling Stockholders also propose to sell to the Underwriter not more than an additional 35,755 shares of the common stock, $.01 par value, of the Company (the "Additional Shares") if requested by the Underwriter as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462 under the Act registering additional shares of Common Stock (a "RULE 462 REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule

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462 Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder agrees, severally and not jointly, to sell the number of Shares set forth opposite such Selling Stockholder's name in Schedule I hereto and the Underwriter agrees to purchase from each Selling Stockholder at a price per Share of $26.75 (the "PURCHASE PRICE") 965,500 Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell the Additional Shares and the Underwriter shall have the right to purchase up to 35,755 Additional Shares from the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving notice thereof to the Selling Stockholders on or before August 15, 2000. Such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given.

         SECTION 3. Terms of Public Offering. The Selling Stockholders are advised by you that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable.

         SECTION 4. Delivery and Payment. The Shares shall be delivered by or on behalf of the Selling Stockholders, with any transfer taxes thereon duly paid by the respective Selling Stockholders, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the account of the Underwriter, against payment to the Selling Stockholders of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Shares shall be 9:00 A.M., New York City time, on August 15, 2000 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Selling Stockholders shall agree in writing. The time and date of delivery and payment for the Shares are hereinafter referred to as the "CLOSING DATE".

         SECTION 5. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to the Underwriter that:

          (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (b) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling

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Stockholder and American Stock Transfer & Trust, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney, if applicable, of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

          (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

          (d) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

          (e) The Power of Attorney of each Selling Stockholder executing a Power of Attorney has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

          (f) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriter, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

          (g) The execution, delivery and performance of this Agreement and the Custody Agreement by or on behalf of such Selling Stockholder, and with respect to the Selling Stockholders who execute a Power of Attorney of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such

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as may be required under the securities or Blue Sky laws of the various states),
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder, except in the case of each of (i), (ii) and (iii), where there would not be a material adverse effect.

          (h) The information in the Registration Statement under the caption "Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) At any time during the period in which a prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, if there is any change in the information referred to in Section 5(h), such Selling Stockholder will immediately notify you of such change.

          (j) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriter shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

         SECTION 6. Conditions of Underwriter's Obligations. The obligation of the Underwriter to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) If the Company is required to file a Rule 462 Registration Statement after the effectiveness of this Agreement, such Rule 462 Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

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          (b) Since the respective dates on which information is given in the
Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause (i), (ii) or (iii), in your reasonable judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (c) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (d) The Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Selling Stockholders on or prior to the Closing Date.

         SECTION 7. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Selling Stockholders if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the

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over-the-counter market or (iv) the declaration of a banking moratorium by either federal or New York State authorities.

         SECTION 8. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you:

          (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriter.

          (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         SECTION 9. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Selling Stockholders (other than Andrew C. Florance), to Todd Gardner and Henry D. Jamison IV c/o CoStar Group, Inc. or (ii) if to Andrew C. Florance, c/o CoStar Group Inc., 2 Bethesda Metro Center, Bethesda, Maryland 20817.

         The representations, warranties and other statements of the Selling Stockholders and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or directors of the Underwriter, any person controlling the Underwriter, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Selling Stockholder as provided herein (other than as a result of any termination of this Agreement pursuant to Section 7), the Selling Stockholders agree, severally and not jointly, to reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by it . The Selling Stockholders also agree, severally and not jointly, to reimburse the Underwriter, its directors and officers and any persons controlling the Underwriter for any and all fees and expenses (including, without limitation, the reasonable fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder and under the indemnity agreement to be entered into among the Underwriter and the Selling Stockholders.

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         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Selling Stockholders, the Underwriter, the Underwriter's directors and officers, any controlling persons referred to herein, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriter merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

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         Please confirm that the foregoing correctly sets forth the agreement among the Selling Stockholders and the Underwriter.


                                       Very truly yours,


                                       Blue Chip Capital Fund Ltd.
                                          Partnership
                                       Henry D. Jamison
                                       Heitzman Business Trust
                                       Leslie L. Jamison
                                       Benkert Business Trust
                                       Church of the Apostles of Atlanta

                                       By: ____________________
                                             Attorney-in fact

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Please confirm that the foregoing correctly sets forth the agreement among the
Selling Stockholders and the Underwriter.



                                       ___________________________
                                             Andrew C. Florance

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Please confirm that the foregoing correctly sets forth the agreement among the
Selling Stockholders and the Underwriter.


                          DONALDSON, LUFKIN & JENRETTE
                          SECURITIES CORPORATION


                          By ________________________

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                                   SCHEDULE I
                                   ----------

                              SELLING STOCKHOLDERS
                              --------------------


Name                                                         Number of
                                                         Shares Being Sold

Blue Chip Capital Fund Ltd. Partnership                        304,843
Henry D. Jamison                                               212,954
Heitzman Business Trust                                        168,215
Leslie L. Jamison                                              143,938
Benkert Business Trust                                          64,082
Church of the Apostles of Atlanta                               43,189
Andrew Florance                                                 19,279
                                                               -------
                                            Total              956,500
                                                               =======